Exhibit 10.1A

CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN

REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION

CHANGE ORDER NUMBER 1

TO

Office Depot Remote Service Program Description

This Change Order Number 1 (“Change Order Number 1”) shall amend the Program Description set forth in Exhibit F-1 to the Professional Services Agreement dated July 26, 2007, as amended (“Agreement”) by and between SupportSoft, Inc., a Delaware corporation having its principal place of business at 1900 Seaport Boulevard, Redwood City, CA 94063 (“SupportSoft”), and Office Depot, Inc., a Delaware corporation having its principal place of business at 2200 Old Germantown Rd, Delray Beach, FL 33445 (“Office Depot”). This Change Order Number 1 shall be effective as of October 08, 2008 (“Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings defined for them in the Agreement.

Modifications to Office Depot Remote Service Program Description

1.	The following Auto Data Back Up SKUs will be added to Exhibit F-l of the Agreement listing pricing for the program to be available to customers commencing on Saturday September 13, 2008.

Service	Type	SKU	Net Fees to SPRT			Suggested Retail Price			Description
Auto Data Back Up	Attach	871305	$	*	**	$	*	**	The Auto Data Backup service installs Memeo software on your computer and creates an automated backup plan for use with a secondary drive (e.g. hard drive, flash drive, etc.). The backup plan defines the appropriate file types and folders to be backed up, and configures the Memeo software to continuously back up the latest version of your data whenever the secondary drive is attached.

Memeo Software	N/A	873975		*	**	$	*	**	This software is presented to consumers as component of the service. There is no fee due to SupportSoft.

Online Auto Data Back Up	Attach	933870	$	*	**	$	*	**	The Auto Data Backup service installs Memeo software on your computer and creates an automated backup plan for use with a secondary drive (e.g. hard drive, flash drive, etc.). The backup plan defines the appropriate file types and folders to be backed up, and configures the Memeo software to continuously back up the latest version of your data whenever the secondary drive is attached.

2.	The following SKU price changes to Exhibit F-1 of the Agreement will be implemented for any of the following services delivered after midnight pacific time Saturday, September 13, 2008.

Service	Type	SKU	Net Fees to SPRT			Suggested Retail Price			Description
Online Protection and Performance**	PC Attach	933950	$	*	**	$	*	**	[Sold in Service Card format] The Online Protection & Performance service installs and updates McAfee’s Virus Scan Plus software and configures your operating system to provide maximum system and data security. Additionally, our solution engineers remove unwanted programs and run a new computer tune up to ensure top performance of your new computer. A tune up report in addition to the service receipt will be left on the PC desktop.

Online Tune and Protect	Break Fix	933935	$	*	**	$	*	**	[Sold in Service Card format] The Tune & Protect service installs and updates McAfee’s Virus Scan Plus software and configures your operating system to provide maximum system and data security. Additionally, our solution engineers run a system tune up to ensure top performance of your PC. A tune up report in addition to the service receipt will be left on the PC desktop.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

3.	Effect of Change Order. Except as expressly set forth herein, all terms and conditions set forth in the Agreement, including Exhibit F-l, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Change Order Number 1 to be executed by their duly authorized representatives and attached to the Agreement as an amendment to Exhibit F-l.

SupportSoft, Inc.		Office Depot, Inc.

By:	/s/ Richard Mandeberg	By:	/s/ Randall Wick
Name:	Richard Mandeberg	Name:	Randall Wick
Title:	EVP Chief Rev Officer	Title:	Vice President, Merchandising
Date:	12/2/2008	Date:	10/9/2008

		By:	/s/ Steven Mahurin
		Name:	Steven Mahurin
		Title:	Executive Vice President, Merchandising
		Date:	10-9-08